Exhibit 99.1

NUVERRA REPORTS THIRD-QUARTER AND YEAR-TO-DATE 2015 RESULTS

SCOTTSDALE, Ariz. (Nov. 5, 2015) - Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra” or the “Company”) announced financial and operating results today for the third quarter and nine months ended September 30, 2015.
SUMMARY OF THIRD-QUARTER RESULTS

▪	Revenue from continuing operations was $76.5 million, a decrease of $63.1 million, or 45.2% from the third quarter of 2014. On a sequential comparison with the second quarter, revenue decreased 17.2%.

▪
Excluding special items, third-quarter net loss from continuing operations was $22.5 million, or a loss of $0.81 per diluted share, compared with a net loss of $6.3 million, or a loss of $0.24 per diluted share, in the third quarter of 2014. Reported third-quarter net loss from continuing operations was $128.1 million, or a loss of $4.61 per share, compared with a net loss from continuing operations of $99.4 million, or a loss of $3.73 per share in the third quarter of 2014.

▪
Special items included a non-cash goodwill impairment charge recorded in the third quarter of $104.7 million. This accounting impairment was triggered by commodity price declines and a reduction in the market price of the Company’s common stock.

▪	Adjusted EBITDA from continuing operations was $6.3 million, a decrease of $21.8 million, or 77.7% from the third quarter of 2014.

▪
Year-to-date net cash provided by operating activities from continuing operations for the period ended September 30, 2015 was $55.7 million; year-to-date free cash flow was $51.4 million. This reflects significant cost reductions, which contributed to lower year-over-year costs and expenses excluding special items of $46.6 million, or 34.9%, compared with the third quarter of 2014. Year-to-date, total costs and expenses excluding special items were down $85.5 million, or 22.0% compared with 2014.

▪
Reached agreement with banks to amend credit facility on November 2, 2015, reducing lender commitments to $125.0 million and providing for carve-out of midstream subsidiary to advance transformative water infrastructure investments.

Mark D. Johnsrud, Chairman of the Board and Chief Executive Officer, commented, “The third quarter saw volume and pricing headwinds as customers reduced drilling and completion activities. To position the company to weather these trends, which we expect to continue into 2016, we continued to focus on our cost-management and efficiency initiatives with a goal of operating within our cash flow as we work to complete the next steps to transform our business.
“In the recent amendments to our credit facility, our banks agreed to carve out our midstream subsidiary from our corporate capital structure. This is an important step toward advancing our long-term midstream strategy because it opens the door to project-level financing. Our objective is to seek long-term customer contracts that can reduce our overall economic exposure to fluctuations in commodity prices and well-activity levels.”
THIRD-QUARTER 2015 RESULTS
Third-quarter 2015 revenue from continuing operations was $76.5 million, a decrease of approximately $63.1 million or 45.2%, compared with third-quarter 2014 revenue from continuing operations of $139.6 million. The decrease was primarily related to declines in overall customer drilling and completion activities and service pricing erosion, both of which drove lower revenue from water logistics, salt water disposal, solids management and rental services, offset in part by higher revenue related to salt water recycling services in the Northeast Division.
Adjusted for special items, total costs and expenses were down 34.9% compared with the third quarter of 2014. These reductions included approximately $17 million in lower payroll and related expenses, approximately $8 million in fuel savings, and approximately $5 million in lower depreciation and amortization expense, with the remainder related primarily to reductions in all other direct operating costs. Total costs and expenses excluding special items were down 22.0% in the first nine months of 2015 compared with the same period in 2014.

During the third quarter, continued declines in global crude oil prices, coupled with a reduction in the market price of the Company’s common stock, required the Company to record a pre-tax, non-cash goodwill impairment charge of $104.7 million.
Excluding special items, third-quarter net loss from continuing operations was $22.5 million, or a loss of $0.81 per diluted share, compared with net loss of $6.3 million, or a loss of $0.24 per diluted share, in the third quarter of 2014. Reported third-quarter net loss from continuing operations was $128.1 million, or a loss of $4.61 per share, compared with a net loss from continuing operations of $99.4 million, or a loss of $3.73 per share in the third quarter of 2014.
Third-quarter adjusted EBITDA from continuing operations was $6.3 million, a 77.7% decrease compared with adjusted EBITDA from continuing operations of $28.0 million in the third quarter of 2014. Third-quarter adjusted EBITDA margin was 8.2%, compared with 20.1% for the third quarter of 2014. The year-over-year margin variance was due primarily to lower overall revenues associated with reduced customer drilling and completion-related activities, offset in part by lower total costs and expenses.
YEAR-TO-DATE RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 (“YTD”)
YTD revenue from continuing operations was $288.1 million, a decrease of $106.5 million or 27.0%, compared with $394.5 million for the same period in 2014. The decrease was primarily related to significant overall declines in customer drilling and completion activities during the period. These declines resulted in lower revenues for water logistics, solids management and rentals in the Rocky Mountain Division and a reduction in water logistics and fresh water transfer services in the Southern Division, offset in part by increases in revenue related to water logistics and salt water recycling services in the Northeast Division.
Excluding special items, YTD net loss from continuing operations was $52.3 million, or a loss of $1.89 per diluted share, compared with a loss of $29.3 million, or a loss of $1.14 per diluted share, for the same period in 2014. Reported YTD net loss from continuing operations was $160.8 million, or a loss of $5.82 per diluted share, compared with a loss of $136.1 million, or a loss of $5.28 per diluted share, for the same period in 2014.
Adjusted EBITDA from continuing operations for the YTD period was $37.3 million and a margin of 12.9%, compared with adjusted EBITDA from continuing operations of $69.8 million and a margin of 17.7% for the same period in 2014. The year-over-year margin variance was due primarily to lower overall revenues associated with reduced customer drilling and completion-related activities, offset in part by lower total costs and expenses.
CASH & LIQUIDITY
Net cash provided by operating activities from continuing operations through September 30, 2015 was $55.7 million. Year-to-date net cash capital expenditures from continuing operations (or purchases of property, plant and equipment net of proceeds received from sales of property, plant and equipment) were $4.2 million. The Company generated $51.4 million in free cash flow for the nine-month period.
As of September 30, 2015, total debt outstanding, excluding $0.5 million of discounts and premiums, was $522.3 million, consisting of $400.0 million of 2018 Notes, $101.8 million outstanding under the revolving credit facility, and $20.5 million in capital leases and notes payable.
On November 2, 2015, the Company amended its credit facility following a periodic redetermination of its borrowing base, reducing lender commitments to $125.0 million from $195.0 million, reflecting lower appraisal values for machinery and equipment used in determining the borrowing base. As of November 2, 2015, after giving effect to the amendment and appraisal, $101.8 million was outstanding under the credit facility and estimated availability under the facility was less than $5 million, net of required reserves, with cash on hand of approximately $31.6 million.
Additionally, as the Company prepared for next steps in its water infrastructure investment strategy, the amendment releases Nuverra Rocky Mountain Pipeline, LLC (“RMP”), a wholly-owned subsidiary of the Company, from all obligations under the credit facility, including as guarantor and a grantor under the guaranty and security agreement to the credit facility. The agreement with the banks releases all liens on the assets of RMP and equity interests in RMP to the extent they are transferred to a third-party investor and establishes a separate permitted investment basket allowing for additional aggregate investments of up to $5.0 million in RMP. The Company concurrently designated RMP as an Unrestricted Subsidiary under the indenture governing its 9.875% Senior Notes due 2018 and removing RMP as a guarantor thereunder.

DIVISION RESULTS SUMMARY

Three months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$41,325	$19,825	$15,378	$—	$76,528
Operating loss	(104,710)	(1,421)	(4,441)	(5,497)	(116,069)
Operating Margin %	(253.4)%	(7.2)%	(28.9)%	NA	(151.7)%
Adjusted EBITDA	8,442	2,606	740	(5,524)	6,264
Adjusted EBITDA Margin %	20.4%	13.1%	4.8%	NA	8.2%

Three months ended September 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$87,596	$25,759	$26,288	$—	$139,643
Operating income (loss)	14,112	(33,917)	(68,217)	(2,775)	(90,797)
Operating Margin %	16.1%	(131.7)%	(259.5)%	NA	(65.0)%
Adjusted EBITDA	27,439	4,063	2,292	(5,760)	28,034
Adjusted EBITDA Margin %	31.3%	15.8%	8.7%	NA	20.1%

Nine months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$158,336	$74,549	$55,182	$—	$288,067
Operating loss	(93,147)	(1,224)	(9,923)	(19,096)	(123,390)
Operating Margin %	(58.8)%	(1.6)%	(18.0)%	NA	(42.8)%
Adjusted EBITDA	37,560	11,052	4,983	(16,342)	37,253
Adjusted EBITDA Margin %	23.7%	14.8%	9.0%	NA	12.9%

Nine months ended September 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$246,981	$67,418	$80,120	$—	$394,519
Operating income (loss)	32,865	(41,227)	(77,326)	(22,100)	(107,788)
Operating Margin %	13.3%	(61.2)%	(96.5)%	NA	(27.3)%
Adjusted EBITDA	72,167	7,577	6,200	(16,122)	69,822
Adjusted EBITDA Margin %	29.2%	11.2%	7.7%	NA	17.7%
Rocky Mountain Division (Bakken)
Rocky Mountain Division revenue for the third quarter was $41.3 million, a decrease of 52.8% compared with the third quarter of 2014. The year-over-year difference was related primarily to further declines in customer drilling and completion activities and continued pricing pressures, which drove lower revenue for water logistics, solids management and equipment rental services. YTD revenue for the division was $158.3 million, a decrease of 35.9% when compared with year-to-date revenue of $247.0 million for the same period in 2014.
Third-quarter adjusted EBITDA for the Rocky Mountain Division was $8.4 million, a margin of 20.4% compared with adjusted EBITDA of $27.4 million and a margin of 31.3% in the third quarter of 2014. YTD adjusted EBITDA for this division was $37.6 million, a margin of 23.7% compared with adjusted EBITDA of $72.2 million and a margin of 29.2% for the same period in 2014.
Northeast Division (Marcellus, Utica)
Northeast Division revenue for the third quarter was $19.8 million, a decrease of 23.0% compared with the third quarter of 2014. The year-over-year decrease was primarily due to a reduction in water logistics and salt water disposal revenue driven by an overall ramp-down in activities among several key customers in the region, offset in part by increases in water recycling services revenue. YTD, Northeast Division revenue was $74.5 million, an increase of 10.6%, when compared with year-to-date revenue of $67.4 million in the same period of 2014. The year-over-year increase for the nine-month period was primarily related to earlier period 2015 growth in market share from the addition of several new customers in the region.
Third-quarter adjusted EBITDA for the Northeast Division was $2.6 million and a margin of 13.1%, compared with adjusted EBITDA of $4.1 million and a margin of 15.8% in the third quarter of 2014. YTD adjusted EBITDA for this division improved to $11.1 million and a margin of 14.8%, compared with adjusted EBITDA of $7.6 million and a margin of 11.2% for the same period in 2014.
The quarterly decrease in adjusted EBITDA and margin relate primary to lower water logistics and salt water disposal activities, as well as pricing pressures, offset in part by reduced operating costs and expenses. YTD improvements in adjusted EBITDA and margin were primarily due to an overall gain in market share earlier during the year, which drove higher revenue, coupled with reduced operating costs and expenses. These YTD improvements were offset in part by lower water logistics and salt water disposal activities, as well as continued pricing pressures.
Southern Division (Haynesville, Eagle Ford, Mississippian, Permian)
Southern Division revenue for the third quarter was $15.4 million, a decrease of 41.5% compared with the third quarter of 2014. The year-over-year decrease was primarily related to overall declines in drilling and completion activities, which were pronounced in the Eagle Ford Shale region. This resulted in lower water logistics, salt water disposal, water transfer, and rental services revenue in the Eagle Ford region when compared with the third quarter of 2014, offset in part by increases in the Haynesville region in water logistics, salt water disposal and water infrastructure revenue. YTD, Southern Division revenue was $55.2 million, a decrease of 31.1%, when compared with year-to-date revenue of $80.1 million in the same period of 2014.
Third-quarter adjusted EBITDA for the Southern Division was $0.7 million, a margin of 4.8% compared with adjusted EBITDA of $2.3 million and a margin of 8.7% in the third quarter of 2014. YTD adjusted EBITDA for this division was $5.0 million, a margin of 9.0%, compared with adjusted EBITDA of $6.2 million and a margin of 7.7% for the same period in 2014. YTD margin improvement was due primarily to increases in water logistics, salt water disposal and water infrastructure revenue in the Haynesville region and lower overall costs and expenses in both the Haynesville and Eagle Ford regions.
Conference Call & Webcast
The Company will host a conference call and webcast to discuss third quarter 2015 results at 11:00 a.m. ET, 8:00 a.m. PT on Thursday, November 5, 2015. To participate, please dial +1-877-407-0784 (US) or +1-201-689-8560 (International) and reference conference ID 13623082. A live webcast and a slide presentation will accompany the call. To access the webcast, go to http://public.viavid.com/index.php?id=116812.
An audio replay of the call will be available approximately one hour following the conclusion of the call. The audio replay can be accessed telephonically through November 12, 2015 by dialing +1-877-870-5176 (US) or +1-858-384-5517 (International) and entering access code 13623082. A webcast replay will be available by accessing the “Investors” section of the Company’s web site at www.nuverra.com.
About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company's website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include forecasts of growth, revenues, business activity, pricing, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible acquisitions, divestitures, financings, business growth and expansion opportunities, liquidity, availability of capital, ability to access capital markets, cost-management initiatives, expected outcome of litigation and other statements that are not historical facts. Actual results may differ materially from results expressed or implied by these forward-looking statements. All forward-looking statements involve risks and uncertainties, including, difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
Liz Merritt, VP-Investor Relations & Communications
480-878-7452
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Non-rental revenue	$71,000	$122,474	$263,540	$339,617
Rental revenue	5,528	17,169	24,527	54,902
Total revenue	76,528	139,643	288,067	394,519
Costs and expenses:
Direct operating expenses	62,482	98,791	222,055	289,125
General and administrative expenses	8,705	9,348	31,102	48,600
Depreciation and amortization	16,687	21,585	52,465	63,866
Impairment of goodwill	104,721	100,716	104,721	100,716
Other, net	2	—	1,114	—
Total costs and expenses	192,597	230,440	411,457	502,307
Operating loss	(116,069)	(90,797)	(123,390)	(107,788)
Interest expense, net	(12,097)	(12,956)	(37,137)	(37,975)
Other income, net	22	321	743	373
Loss on extinguishment of debt	—	—	(1,011)	(3,177)
Loss from continuing operations before income taxes	(128,144)	(103,432)	(160,795)	(148,567)
Income tax benefit	31	4,014	40	12,513
Loss from continuing operations	(128,113)	(99,418)	(160,755)	(136,054)
Income (loss) from discontinued operations, net of income taxes	350	(45,568)	(818)	(43,656)
Net loss attributable to common stockholders	$(127,763)	$(144,986)	$(161,573)	$(179,710)

Net loss per common share attributable to common stockholders:
Basic and diluted loss from continuing operations	$(4.61)	$(3.73)	$(5.82)	$(5.28)
Basic and diluted income (loss) from discontinued operations	0.01	(1.71)	(0.03)	(1.70)
Net loss per basic and diluted common share	$(4.60)	$(5.44)	$(5.85)	$(6.98)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	27,807	26,665	27,634	25,742

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2015	2014
Assets	(Unaudited)	(Note 1)
Cash and cash equivalents	$49,387	$13,367
Restricted cash	4,250	114
Accounts receivable, net	50,523	108,813
Inventories	2,933	4,413
Prepaid expenses and other receivables	5,213	4,147
Deferred income taxes	3,172	3,179
Other current assets	152	173
Current assets held for sale	—	20,466
Total current assets	115,630	154,672
Property, plant and equipment, net	432,310	475,982
Equity investments	3,777	3,814
Intangibles, net	17,667	19,757
Goodwill	—	104,721
Other assets	13,250	17,688
Long-term assets held for sale	—	94,938
Total assets	$582,634	$871,572
Liabilities and Equity
Accounts payable	$8,999	$18,859
Accrued liabilities	40,668	43,395
Current portion of contingent consideration	8,770	9,274
Current portion of long-term debt	7,238	4,863
Financing obligation to acquire non-controlling interest	—	11,000
Current liabilities of discontinued operations	—	8,802
Total current liabilities	65,675	96,193
Deferred income taxes	3,462	3,448
Long-term portion of debt	514,590	592,455
Long-term portion of contingent consideration	—	550
Other long-term liabilities	3,770	3,874
Long-term liabilities of discontinued operations	—	22,105
Total liabilities	587,497	718,625
Commitments and contingencies
Common stock	30	29
Additional paid-in capital	1,369,447	1,365,537
Treasury stock	(19,799)	(19,651)
Accumulated deficit	(1,354,541)	(1,192,968)
Total equity of Nuverra Environmental Solutions, Inc.	(4,863)	152,947
Total liabilities and equity	$582,634	$871,572

Note 1: The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(161,573)	$(179,710)
Adjustments to reconcile net loss to net cash provided by operating activities:
(Income) loss from discontinued operations, net of income taxes	(906)	43,656
Loss on the sale of TFI	1,724	—
Depreciation and amortization of intangible assets	52,465	63,866
Amortization of deferred financing costs and debt discounts, net	3,638	2,930
Stock-based compensation	1,858	2,305
Impairment of goodwill	104,721	100,716
Gain on disposal of property, plant and equipment	(1,198)	(4,752)
Bad debt expense	(695)	2,464
Loss on extinguishment of debt	1,011	3,177
Deferred income taxes	21	(11,320)
Other, net	364	1,555
Changes in operating assets and liabilities:
Accounts receivable	58,985	(21,675)
Prepaid expenses and other receivables	(1,294)	5,309
Accounts payable and accrued liabilities	(4,805)	5,859
Other assets and liabilities, net	1,342	(1,435)
Net cash provided by operating activities from continuing operations	55,658	12,945
Net cash (used in) provided by operating activities from discontinued operations	(708)	4,754
Net cash provided by operating activities	54,950	17,699
Cash flows from investing activities:
Proceeds from the sale of TFI	78,897	—
Proceeds from the sale of property, plant and equipment	12,339	9,295
Purchases of property, plant and equipment	(16,564)	(43,018)
Increase in restricted cash	(4,250)	—
Net cash provided by (used in) investing activities from continuing operations	70,422	(33,723)
Net cash used in investing activities from discontinued operations	(181)	(2,043)
Net cash provided by (used) in investing activities	70,241	(35,766)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	68,725
Payments on revolving credit facility	(81,647)	(48,700)
Payments for deferred financing costs	—	(796)
Payments on vehicle financing and other financing activities	(9,468)	(5,020)
Net cash (used in) provided by financing activities from continuing operations	(91,115)	14,209
Net cash used in financing activities from discontinued operations	(105)	—
Net cash (used in) provided by financing activities	(91,220)	14,209
Net increase (decrease) in cash and cash equivalents	33,971	(3,858)
Cash and cash equivalents - beginning of period	15,416	9,212
Cash and cash equivalents - end of period	49,387	5,354
Less: cash and cash equivalents of discontinued operations - end of period	—	3,140
Cash and cash equivalents of continuing operations - end of period	$49,387	$2,214

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, and operating working capital, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Loss from continuing operations	$(128,113)	$(99,418)	$(160,755)	$(136,054)
Depreciation and amortization	16,687	21,585	52,465	63,866
Interest expense, net	12,097	12,956	37,137	37,975
Income tax benefit	(31)	(4,014)	(40)	(12,513)
EBITDA	(99,360)	(68,891)	(71,193)	(46,726)
Adjustments:
Transaction-related costs, including earnout adjustments, net	(13)	—	(145)	513
Stock-based compensation	342	897	1,858	2,305
Legal and environmental costs, net	134	(2,326)	538	12,312
Impairment of goodwill	104,721	100,716	104,721	100,716
Restructuring, exit and other costs	326	142	1,661	205
Loss on extinguishment of debt	—	—	1,011	3,177
Integration, severance and rebranding costs	—	—	—	2,072
Loss (gain) on disposal of assets	114	(2,504)	(1,198)	(4,752)
Adjusted EBITDA from continuing operations	6,264	28,034	37,253	69,822
Adjusted EBITDA from discontinued operations	—	3,374	1,197	9,488
Total Adjusted EBITDA	$6,264	$31,408	$38,450	$79,310

Reconciliation of Income (Loss) from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income (loss) from discontinued operations	$350	$(45,568)	$(818)	$(43,656)
Income tax (benefit) expense	—	(329)	265	1,336
EBITDA from discontinued operations	350	(45,897)	(553)	(42,320)
Adjustments:
Transaction-related costs	—	3,806	26	5,737
Legal and environmental costs, net	—	—	—	733
Impairment of goodwill	—	45,463	—	45,463
(Gain) loss on disposal of assets	(350)	2	1,724	(125)
Adjusted EBITDA from discontinued operations	$—	$3,374	$1,197	$9,488

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$41,325	$19,825	$15,378	$—	$76,528
Direct operating expenses	30,938	16,414	15,130	—	62,482
General and administrative expenses	1,823	791	703	5,388	8,705
Depreciation and amortization	8,553	4,041	3,985	108	16,687
Operating loss	(104,710)	(1,421)	(4,441)	(5,497)	(116,069)
Operating margin %	(253.4)%	(7.2)%	(28.9)%	NA	(151.7)%
Loss from continuing operations before income taxes	(104,811)	(1,569)	(4,474)	(17,290)	(128,144)

Loss from continuing operations	$(104,811)	$(1,563)	$(4,470)	$(17,269)	$(128,113)
Depreciation and amortization	8,553	4,041	3,985	108	16,687
Interest expense, net	110	146	48	11,793	12,097
Income tax benefit	—	(6)	(4)	(21)	(31)
EBITDA	$(96,148)	$2,618	$(441)	$(5,389)	(99,360)

Adjustments, net	104,590	(12)	1,181	(135)	105,624
Adjusted EBITDA from continuing operations	$8,442	$2,606	740	$(5,524)	$6,264
Adjusted EBITDA margin %	20.4%	13.1%	4.8%	NA	8.2%

Three months ended September 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$87,596	$25,759	$26,288	$—	$139,643
Direct operating expenses	57,429	20,419	20,943	—	98,791
General and administrative expenses	2,955	1,563	2,226	2,604	9,348
Depreciation and amortization	13,100	3,863	4,451	171	21,585
Operating income (loss)	14,112	(33,917)	(68,217)	(2,775)	(90,797)
Operating margin %	16.1%	(131.7)%	(259.5)%	NA	(65.0)%
Income (loss) from continuing operations before income taxes	14,220	(33,996)	(68,609)	(15,047)	(103,432)

Income (loss) from continuing operations	$14,220	$(33,996)	$(68,609)	$(11,033)	$(99,418)
Depreciation and amortization	13,100	3,863	4,451	171	21,585
Interest expense, net	181	398	104	12,273	12,956
Income tax benefit	—	—	—	(4,014)	(4,014)
EBITDA	$27,501	$(29,735)	$(64,054)	$(2,603)	(68,891)

Adjustments, net	(62)	33,798	66,346	(3,157)	96,925
Adjusted EBITDA from continuing operations	$27,439	$4,063	$2,292	$(5,760)	$28,034
Adjusted EBITDA margin %	31.3%	15.8%	8.7%	NA	20.1%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Nine months ended September 30, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$158,336	$74,549	$55,182	$—	$288,067
Direct operating expenses	115,470	59,906	46,679	—	222,055
General and administrative expenses	5,201	3,716	4,000	18,185	31,102
Depreciation and amortization	26,091	12,028	13,828	518	52,465
Operating loss	(93,147)	(1,224)	(9,923)	(19,096)	(123,390)
Operating margin %	(58.8)%	(1.6)%	(18.0)%	NA	(42.8)%
Loss from continuing operations before income taxes	(92,909)	(1,756)	(10,037)	(56,093)	(160,795)

Loss from continuing operations	$(92,909)	$(1,756)	$(10,037)	$(56,053)	$(160,755)
Depreciation and amortization	26,091	12,028	13,828	518	52,465
Interest expense, net	363	646	142	35,986	37,137
Income tax benefit	—	—	—	(40)	(40)
EBITDA	$(66,455)	$10,918	$3,933	$(19,589)	$(71,193)

Adjustments, net	104,015	134	1,050	3,247	108,446
Adjusted EBITDA from continuing operations	$37,560	$11,052	$4,983	$(16,342)	$37,253
Adjusted EBITDA margin %	23.7%	14.8%	9.0%	NA	12.9%

Nine months ended September 30, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$246,981	$67,418	$80,120	$—	$394,519
Direct operating expenses	168,028	55,277	65,820	—	289,125
General and administrative expenses	7,554	7,847	11,597	21,602	48,600
Depreciation and amortization	38,534	11,691	13,143	498	63,866
Operating income (loss)	32,865	(41,227)	(77,326)	(22,100)	(107,788)
Operating margin %	13.3%	(61.2)%	(96.5)%	NA	(27.3)%
Income (loss) from continuing operations before income taxes	32,807	(39,885)	(80,016)	(61,473)	(148,567)

Income (loss) from continuing operations	$32,807	$(39,885)	$(80,016)	$(48,960)	$(136,054)
Depreciation and amortization	38,534	11,691	13,143	498	63,866
Interest expense, net	502	901	376	36,196	37,975
Income tax benefit	—	—	—	(12,513)	(12,513)
EBITDA	$71,843	$(27,293)	$(66,497)	$(24,779)	$(46,726)

Adjustments, net	324	34,870	72,697	8,657	116,548
Adjusted EBITDA from continuing operations	$72,167	$7,577	$6,200	$(16,122)	$69,822
Adjusted EBITDA margin %	29.2%	11.2%	7.7%	NA	17.7%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended September 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$76,528	$—		$76,528
Direct operating expenses	62,482	(846)	[A]	61,636
General and administrative expenses	8,705	(68)	[B]	8,637
Total costs and expenses	192,597	(105,637)	[C]	86,960
Operating loss	(116,069)	105,637	[C]	(10,432)
Loss from continuing operations	(128,113)	105,624	[D]	(22,489)

Basic and diluted loss from continuing operations	$(4.61)			$(0.81)

Loss from continuing operations	$(128,113)			(22,489)
Depreciation and amortization	16,687			16,687
Interest expense, net	12,097			12,097
Income tax benefit	(31)			(31)
EBITDA and Adjusted EBITDA from continuing operations	$(99,360)			$6,264

Description of 2015 Special Items:
[A]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses, and a gain related to the sale of assets.
[C]	Primarily includes the aforementioned adjustments, and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.
[D]
Primarily includes the aforementioned adjustments. Additionally, our effective tax rate for the three months ended September 30, 2015 was near zero percent and has been applied to the special items accordingly.

	Three months ended September 30, 2014
	As Reported	Special Items		As Adjusted
Revenue	$139,643	$—		$139,643
Direct operating expenses	98,791	642	[E]	99,433
General and administrative expenses	9,348	3,149	[F]	12,497
Total costs and expenses	230,440	(96,925)	[G]	133,515
Operating (loss) income	(90,797)	96,925	[G]	6,128
Loss from continuing operations	(99,418)	93,145	[H]	(6,273)

Basic and diluted loss from continuing operations	$(3.73)			$(0.24)

Loss from continuing operations	(99,418)			$(6,273)
Depreciation and amortization	21,585			21,585
Interest expense, net	12,956			12,956
Income tax benefit	(4,014)			(234)
EBITDA and Adjusted EBITDA from continuing operations	$(68,891)			$28,034

Description of 2014 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets, offset by a charge of $1.9 million related to a contract settlement.
[F]
Primarily attributable to a $3.7 million reduction in litigation costs related to a decline in market value of the 0.8 million shares issued during the period in connection with the settlement of Shareholder Litigation. This reduction was offset by stock-based compensation and other non-routine litigation expenses.

[G]	Primarily includes the aforementioned adjustments, and approximately $100.7 million associated with a goodwill impairment charge for the Northeast and Southeast divisions.
[H]	Primarily includes the aforementioned adjustments. Additionally, our effective tax rate for the three months ended September 30, 2014 was 3.9% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Nine months ended September 30, 2015
	As Reported	Special Items		As Adjusted
Revenue	$288,067	$—		$288,067
Direct operating expenses	222,055	469	[A]	222,524
General and administrative expenses	31,102	(2,214)	[B]	28,888
Total costs and expenses	411,457	(107,580)	[C]	303,877
Operating loss	(123,390)	107,580	[C]	(15,810)
Loss from continuing operations	(160,755)	108,446	[D]	(52,309)

Basic and diluted loss from continuing operations	$(5.82)			$(1.89)

Loss from continuing operations	(160,755)			(52,309)
Depreciation and amortization	52,465			52,465
Interest expense, net	37,137			37,137
Income tax benefit	(40)			(40)
EBITDA and Adjusted EBITDA from continuing operations	$(71,193)			$37,253

Description of 2015 Special Items:
[A]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses, certain refinancing costs associated with our ABL Facility and a gain related to the sale of assets.
[C]
Primarily includes the aforementioned adjustments, along with a charge of approximately $1.1 million associated our restructuring initiative and other exit related costs from certain shale basins, and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.

[D]
Primarily includes the aforementioned adjustments, along with a charge of $1.0 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our ABL Facility and a net reduction related to a prior acquisition earnout reserve of $0.1 million. Additionally, our effective tax rate for the nine months ended September 30, 2015 was near zero percent and has been applied to the special items accordingly.

	Nine months ended September 30, 2014
	As Reported	Special Items		As Adjusted
Revenue	$394,519	$—		$394,519
Direct operating expenses	289,125	1,629	[E]	290,754
General and administrative expenses	48,600	(13,869)	[F]	34,731
Total costs and expenses	502,307	(112,956)	[G]	389,351
Operating (loss) income	(107,788)	112,956	[G]	5,168
Loss from continuing operations	(136,054)	106,758	[H]	(29,296)

Basic and diluted loss from continuing operations	$(5.28)			$(1.14)

Loss from continuing operations	(136,054)			(29,296)
Depreciation and amortization	63,866			63,866
Interest expense, net	37,975			37,975
Income tax benefit	(12,513)			(2,723)
EBITDA and Adjusted EBITDA from continuing operations	$(46,726)			$69,822

Description of 2014 Special Items:
[E]	Special items include a gain on sale related to the disposal of certain transportation related assets.
[F]
Primarily attributable to costs incurred as a result of our accounting and administrative integration efforts, stock-based compensation, and certain legal expenses associated with our Texas Cases and Shareholder litigation.

[G]	Primarily includes the aforementioned adjustments, and approximately $100.7 million associated with a goodwill impairment charge for the Northeast and Southeast divisions.
[H]
Primarily includes the aforementioned adjustments, along with a charge of $3.2 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our Amended Revolving Credit Facility, and a charge of $0.4 million associated with a prior acquisition earnout reserve. Additionally, our effective tax rate for the nine months ended September 30, 2014 was 8.4% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Nine Months Ended September 30,
	2015	2014
Net cash provided by operating activities from continuing operations	$55,658	$12,945
Less: net cash capital expenditures, [1]	(4,225)	(33,723)
Free Cash Flow	$51,433	$(20,778)

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment